Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 (No. 333-178308) of our report dated April 1, 2013, relating to the consolidated financial statements of Puma Biotechnology, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

San Diego, California April 4, 2013	/s/ PKF

PKF Certified Public Accountants A Professional Corporation